                                                                    EXHIBIT 10.4


                           CHANGE OF CONTROL AGREEMENT


      This Agreement is made as of June 17, 2004, between Lifecore Biomedial, Inc. a Minnesota corporation (the "Company"), and Dennis J. Allingham ("Employee").

      WITNESSETH THAT:

      WHEREAS, the Company believes that it is in the best interests of the Company to maintain management capable of protecting and enhancing the best interests of the Company and its shareholders; and

      WHEREAS, in connection therewith, the Company believes that it is important for Employee to be available to assist and advise the Company and its board of directors in the event the Company or its shareholders receives a proposal for or considers a transfer of control of the Company, without being influenced by any uncertainties which may exist with regard to Employee's future employment.

      NOW, THEREFORE, to assure the Company that it will have continued access to the dedicated services of Employee notwithstanding the possibility, threat or occurrence of a change in control of the Company, and to induce Employee to remain in the employ of the Company, the Company and Employee agree as follows:

      1. Definitions.

      As used herein, the following terms shall have the meanings set forth below:

            (i) A "Change in Control" shall mean the occurrence of any of the following events:

                  (a) a change in control of the Company of a nature required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not the Company is then subject to such reporting requirement; or

                  (b) any "person" (as such term is used in Sections 13(d) and
            14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing (a) at least 15% but no more than 50% of the combined voting power of the Company's then outstanding securities unless the transaction is approved by the Board of Directors of the Company in advance of the event, or by a majority of the Continuing Directors within 30 days after the event, or (b) more than 50% of the combined voting power of the Company's then outstanding securities (regardless of any approval of the Board of Directors); or

                  (c) individuals who at the date hereof constitute the Board of
            Directors of the Company cease to constitute a majority thereof, provided that such change is the direct or indirect result of a proxy fight and contested election for positions on the Board; or

                  (d) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions; or

                  (e) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange
            Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing
            (a) 50 percent or more, but not more than 85 percent, of the combined voting power of the surviving corporation's then outstanding securities, unless such merger or consolidation has been approved in advance by the Board of Directors of the Company in advance of the event, or by a majority of the Continuing Directors within 30 days after the event or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities (regardless of any approval by the continuity directors); or

                  (f) the Board of Directors of the Company determines, in its sole and absolute discretion, that there has been a change in control of the Company.

            (ii) "Continuing Directors" shall include only those directors of the Company on the date hereof and those directors, as of a date 30 days prior to an event that would otherwise be considered a "Change in Control," who were nominated by Continuing Directors and duly elected by shareholders at an annual meeting thereof or nominated and elected by directors who were "Continuing Directors."

            (iii) "Good Reason" shall mean the occurrence of any of the following events:

                  (a) the assignment to Employee of responsibilities with the
            Company inconsistent with Employee's status as an executive of the Company or a substantial alteration in the nature of Employee's responsibilities from those in effect immediately prior to a Change in Control;

                  (b) a reduction by the Company in Employee's base salary as in effect immediately prior to a Change in Control;

                  (c) relocation of Employee to an office located more than
            fifty (50) miles of Employee's office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to a Change in Control;

                  (d) except to the extent otherwise required by applicable law, the failure by the Company to continue in effect any material benefit or compensation plan in which Employee is participating immediately prior to a Change in Control (or plans providing Employee with substantially similar benefits), the taking of any action by the Company or the Subsidiary which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to such Change in Control, or the failure by the Company to provide employee with the number of paid vacation days to which Employee is entitled immediately prior to such Change in Control in accordance with the Company's vacation policy as then in effect; or

                  (e) the failure by the Company to obtain, as specified in
            Section 5(i) hereof, an assumption of the obligations of the Company to perform this Agreement by any successor to the Company.

            Notwithstanding the foregoing, none of the forgoing events shall be considered "Good Reason" if it occurs in connection with the Employee's death or disability.

            (iv) "Cause" shall mean termination by the Company of Employee's employment based upon (a) the willful and continued failure by Employee substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness) or (b) the willful misconduct of Employee which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of this paragraph, an act, or failure to act, shall be considered "willful" if done, or omitted to be done, by Employee in bad faith and without reasonable belief that the action or omission was in the best interests of the Company.

            (v) "Disability" shall mean any physical or mental condition which would qualify Employee for a disability benefit under the long-term disability plan of the Company.

      2. Term of Agreement.

      This Agreement shall commence on the date hereof and shall continue in effect until (i) Employee and the Company mutually agree in writing to terminate this Agreement, (ii) termination of Employee's employment with the Company in a manner other than as set forth in Section 3(i) hereof or (iii) Employee reaches the age of sixty-five (65).

      3. Termination of Employment.

            (i) Employee shall be entitled to receive the cash payment and other benefits provided in Section 4 hereof if any of the following events occur following a Change in Control which occurs during the term of this
      Agreement:

                  (a) the Company shall have terminated Employee without Cause within twenty-four (24) months of a Change in Control; or

                  (b) Employee shall have voluntarily terminated his employment with the Company for Good Reason within twenty-four (24) months of a Change in Control.

            (ii) Nothing contained herein shall be deemed to constitute a guarantee of employment or limit the Company's right to terminate Employee prior to a Change in Control or for Cause following a Change in Control. Employee's rights upon termination of employment prior to a Change in Control or after the expiration of the term of this Agreement or after the expiration of the prescribed periods following a Change in Control set forth in Section 3(i) shall be governed by the standard employment termination policy applicable to Employee in effect at the time of termination.

      4. Benefits Upon Termination Under Section 3(i).

      Upon the termination of Employee pursuant to Section 3(i) hereof, Employee shall be entitled to receive the benefits specified in this Section 4. The amounts due to Employee under this Section 4 shall be paid to Employee not later than Employee's last day of employment. All payments to Employee pursuant to this Section 4 shall be subject to any applicable payroll or other taxes required by law to be withheld.

            (i) The Company shall pay to Employee (a) the full base salary earned by him and unpaid through the effective date of Employee's termination, at the rate in effect at the time notice of termination (voluntary or involuntary) was given, plus (b) an amount representing credit for any vacation earned by him in the current calendar year, but not taken.

            (ii) In lieu of any further base salary payments to Employee for periods subsequent to the date that the termination of Employee's employment becomes effective, the Company shall pay as severance pay to Employee a lump sum amount in cash equal to (i) the product of twenty-four multiplied by Employee's monthly base salary at the highest rate in effect during the twenty-four months immediately preceding the effective date of Employee's termination plus (ii) an amount equal to two times the amount of the most recent annual bonus and commission received by Employee.

            (iii) All options to purchase the Company's Common Stock and all other incentive awards granted to Employee under the Company's stock option or incentive compensation plans adopted by the Company (each, a "Plan" and, together, the "Plans") shall become immediately exercisable or vested, as the case may be; provided, however, such options or awards shall be exercisable or payable, as the case may be, only in a manner consistent with the terms of the Plans and related stock option or other agreements, as applicable and as in effect upon the date of termination.

            (iv) For the twenty-four (24) month period immediately following the date of termination, the Company shall arrange to provide Employee with, and shall pay for, life, disability, accident and health insurance coverage benefits substantially similar to those the Employee was receiving under the Company's health and welfare benefit plans as in effect immediately prior to the date of the Change in Control. Benefits otherwise due to Employee pursuant to this clause (iv) shall be reduced to the extent comparable benefits are actually received from another source during the twenty-four (24) month period following the date of termination.

            (v) In addition to all other amounts payable to Employee under this
      Section 4, Employee shall be entitled to receive all benefits payable or distributable to Employee under any Company pension plan and any other plan or agreement relating to retirement benefits in accordance with the policies in respect thereof in effect as of the date of the Change in Control.

            (vi) The Company shall pay to Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided to Employee by this Agreement.

            (vii) The Company shall pay directly all fees and expenses of an outplacement service provider for outplacement services to Employee for a period of one year following the date of termination.

      Notwithstanding anything contained in this Agreement to the contrary, the maximum amount to be paid by Company to Employee pursuant to the terms of this Agreement and this Section 4 shall be limited to an amount which does not constitute an "excess parachute payment" within the meaning of Section 2806 of the Internal Revenue Code of 1954, as amended, or any successor provision or regulations promulgated thereunder.

      Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise. Other then as provided in Section 4(iv), the amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by Employee as a result of any employment by another employer.

      5. Successors; and Binding Agreement.

            (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform the Company's obligations under this Agreement arising out of any such succession in the same manner and to the same extent that the Company would be required to perform this Agreement. Failure of the

      Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his employment after a Change in Control for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            (ii) This Agreement is personal to Employee and Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

      6. Modification; Waiver.

      No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      7. Notice.

      All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by regular, certified or registered mail, return receipt requested, at the address of the other party, as follows:

               If to the Company, to:

               Lifecore Biomedical, Inc.
               Attn:  Chief Executive Officer
               3515 Lyman Blvd.
               Chaska, MN  55318

               If to Employee, to:

               Dennis J. Allingham
               18759 Farmstead Circle
               Eden Prairie, MN  55347

      8. Severability.

      If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      9. Headings.

      The headings in this Agreement are inserted for convenience or reference only and shall not be a part of or control or affect the meaning of this Agreement.

      10. Counterparts.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11. Governing Law.

      This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance, but without giving effect to the choice of law provisions thereof.

      12. Entire Agreement.

      This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof; provided that, this Agreement shall not supersede or limit in any way Employee's rights under any benefit plan, program or arrangements in accordance with their terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the date set forth in the first paragraph.


                                        LIFECORE BIOMEDICAL, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EMPLOYEE


                                        ----------------------------------------
                                        Dennis J. Allingham